Ingersoll Rand Reports Second Quarter 2026 Results
Strong organic growth momentum
Second Quarter 2026 Highlights
(All comparisons against the second quarter of 2025 unless otherwise noted).
Performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Reported orders of $2,043 million, up 5%
•Reported revenues of $2,049 million, up 9%
•Reported net income attributable to Ingersoll Rand Inc. of $257 million, $0.66 per share
◦Adjusted net income attributable to Ingersoll Rand Inc.1 of $339 million, $0.86 per share, up 7%
•Adjusted EBITDA1 of $520 million, up 2%, with a margin of 25.4%
•Reported operating cash flow of $296 million and free cash flow1 of $269 million
•Liquidity of $3.8 billion as of June 30, 2026, including $1.2 billion of cash on hand and undrawn capacity of $2.6 billion under available credit facilities

DAVIDSON, N.C. - July 30, 2026 - Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and life science and industrial solutions, reported its results for the second quarter 2026.
"Our second quarter results reflect strong organic growth and solid Adjusted EPS1 performance, driven by the strength of our portfolio and the consistent execution by our teams," said Vicente Reynal, chairman and chief executive officer of Ingersoll Rand. "Order momentum continues to build, reinforcing our confidence in delivering on our full-year commitments as we remain focused on staying agile, and driving durable, long-term growth."
Second Quarter 2026 Segment Review
(All comparisons against the second quarter of 2025 unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): Broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,621 million, up 4%, or approximately flat organic
•Reported Revenues of $1,622 million, up 9%, or up 4% organic1
•Reported Segment Adjusted EBITDA of $435 million, up 2%
•Reported Segment Adjusted EBITDA Margin of 26.8%, down 180 basis points
•IT&S saw positive organic revenue growth in all regions in the quarter, with a book to bill of 1.0x. Organic order growth was flat, with healthy compressor activity particularly in North America, offset by the timing of long cycle project orders in the blower and vacuum business in Europe as well as the ongoing impact from the Middle East. Overall compressor orders were up low single digits globally. Adjusted EBITDA margin was down year over year, driven largely by challenges in offsetting inflationary impacts with price primarily in China as well as continued commercial investments for growth.
Precision and Science Technologies Segment (P&ST): Mission-critical precision liquid, gas, air, and powder handling technologies for life sciences and industrial applications as well as aerospace and defense applications
•Reported Orders of $422 million, up 11%, or up 7% organic
•Reported Revenues of $427 million, up 8%, or up 4% organic1
•Reported Segment Adjusted EBITDA of $135 million, up 15%
•Reported Segment Adjusted EBITDA Margin of 31.5%, up 200 basis points
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

•P&ST saw strong demand in the second quarter, with organic orders up 7%, including low double-digit growth in Life Sciences and mid single-digit growth in Precision Technologies. Adjusted EBITDA margin finished at 31.5%, which was up 200 basis points year over year, driven by strong operational execution fueled by IRX.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.8 billion. On a reported basis, the Company generated $296 million of cash flow from operating activities and invested $27 million in capital expenditures, resulting in free cash flow1 of $269 million, compared to cash flow from operating activities of $246 million and free cash flow1 of $210 million in the prior year period. Net debt to Adjusted EBITDA leverage2 was 1.7x for the second quarter, which was flat as compared to the second quarter of the prior year.
In June 2026, the Company received a one notch upgrade from Moody’s to Baa1, further solidifying its investment grade status.
In the second quarter of 2026, Ingersoll Rand deployed $110 million to M&A, including for the previously announced acquisition of Fox s.r.l. The Company also returned approximately $248 million to shareholders through $240 million in share repurchases and $8 million through its quarterly dividend payment in the second quarter.
Ingersoll Rand today announced the signing of the acquisition of Fai Filtri s.r.l., a leading manufacturer of high-performance industrial filters. The transaction is expected to close in Q4 20263. Additionally, the Company expects to close on the acquisition of a U.S.-based blower manufacturer on July 31, 2026.

2026 Guidance4,5,6,7
Ingersoll Rand is updating its full-year 2026 guidance.

Guidance Metric	Full Year 2026	Full Year Assumptions
Revenue Growth[4]	4.5% to 6.5%	•Currency[6]: ~+1% •M&A7: ~+2.5% •Organic growth[4]: +1% to +3% •Revenue phasing: 1H 48% | 2H 52%
Adjusted EBITDA[5]	$2,130M - $2,190M	•Corporate costs: ~$170M •Adjusted EBITDA phasing: 1H 46% | 2H 54%
Adjusted EPS[5]	$3.45 to $3.57 Expected to finish near the high end of the range	•Net interest expense: ~$230M •Adjusted tax rate: ~22% •Share count: ~391.5M •Adjusted EPS phasing: 1H 46% | 2H 54%
Free Cash Flow[5] to Adj. Net Income conversion	~95%	•CAPEX: ~2% of sales
•The phasing of Revenue, Adjusted EBITDA, and Adjusted EPS is consistent with prior years.
Reconciliations of non-GAAP measures related to full-year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or
2 Calculated as Net Debt to LTM Adjusted EBITDA
3 The completion of the Transaction is subject to the fulfillment or waiver of certain Conditions Precedents and to compliance with any applicable information and consultation procedure with trade unions
4 All revenue outlook commentary expressed in percentages and based on growth as compared to 2025
5 Non-GAAP measure (definitions in tables below)
6 Based on June 2026 FX rates; does not include impact of FX on M&A
7 Reflects all completed and closed M&A as of July 31, 2026

losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the second quarter results on Friday, July 31, 2026 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use access Code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the expectations of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”), regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to geopolitical tensions, natural disaster, catastrophe, global pandemics, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE: IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and life science and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth/(Decline),” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Net Income Attributable to Ingersoll Rand, Inc.,” “Adjusted Diluted EPS,” “Free Cash Flow” and “Free Cash Flow Margin.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand, Inc., and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth/(Decline) is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Adjusted Net Income Attributable to Ingersoll Rand, Inc., is defined as Adjusted Net Income less net income attributable to noncontrolling interest. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Organic Revenue Growth/(Decline) is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income Attributable to Ingersoll Rand, Inc. are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow and Free Cash Flow Margin to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Ingersoll Rand believes Free Cash Flow and Free Cash Flow Margin are useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand, Inc., Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Free Cash Flow Margin are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand, Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand, Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand, Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand, Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Due to rounding, numbers presented throughout this release may not sum precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Contacts:
Investor Relations:	Media:
Max Vorcheimer	Sara Hassell
Max.Vorcheimer@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2026	2025	2026	2025
Revenues	$2,048.8	$1,887.9	$3,896.0	$3,604.7
Cost of sales	1,186.2	1,063.0	2,241.0	2,014.3
Gross Profit	862.6	824.9	1,655.0	1,590.4
Selling and administrative expenses	400.8	371.2	771.5	721.2
Amortization of intangible assets	102.6	91.6	210.1	182.9
Impairment of goodwill	—	229.7	—	229.7
Impairment of other intangible assets	—	36.1	—	36.1
Other operating expense (income), net	(21.1)	19.9	3.4	41.6
Operating Income	380.3	76.4	670.0	378.9
Interest expense	63.3	62.7	127.1	123.9
Other income, net	(10.1)	(14.4)	(14.1)	(26.2)
Income Before Income Taxes	327.1	28.1	557.0	281.2
Provision for income taxes	69.1	21.0	105.2	79.5
Loss on equity method investments	—	(120.9)	—	(127.1)
Net Income (Loss)	258.0	(113.8)	451.8	74.6
Less: Net income attributable to noncontrolling interests	1.2	1.5	2.9	3.4
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$256.8	$(115.3)	$448.9	$71.2

Basic earnings (loss) per share	0.66	(0.29)	1.15	0.18
Diluted earnings (loss) per share	0.66	(0.29)	1.15	0.18

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,173.5	$1,248.8
Accounts receivable, net of allowance for credit losses of $65.0 and $66.8, respectively	1,514.8	1,518.0
Inventories	1,233.0	1,172.9
Other current assets	367.8	308.3
Total current assets	4,289.1	4,248.0
Property, plant and equipment, net of accumulated depreciation of $743.0 and $689.6, respectively	907.1	930.3
Goodwill	8,541.9	8,484.1
Other intangible assets, net	4,072.3	4,240.3
Deferred tax assets	44.1	38.7
Other assets	339.6	355.8
Total assets	$18,194.1	$18,297.2
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$699.8	$1.4
Accounts payable	911.4	996.1
Accrued liabilities	1,043.2	1,068.8
Total current liabilities	2,654.4	2,066.3
Long-term debt, less current maturities	4,068.7	4,783.3
Pensions and other postretirement benefits	127.3	134.2
Deferred income tax liabilities	712.5	696.9
Other liabilities	388.2	462.5
Total liabilities	$7,951.1	$8,143.2
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 432,922,423 and 431,753,302 shares issued as of June 30, 2026 and December 31, 2025, respectively	4.3	4.3
Capital in excess of par value	9,748.7	9,699.9
Retained earnings	3,486.3	3,053.1
Accumulated other comprehensive loss	(213.7)	(148.3)
Treasury stock at cost; 44,927,534 and 40,631,613 shares as of June 30, 2026 and December 31, 2025, respectively	(2,848.3)	(2,519.2)
Total Ingersoll Rand stockholders’ equity	$10,177.3	$10,089.8
Noncontrolling interests	65.7	64.2
Total stockholders’ equity	$10,243.0	$10,154.0
Total liabilities and stockholders’ equity	$18,194.1	$18,297.2

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Month Period Ended June 30,
	2026	2025
Cash Flows From Operating Activities:
Net income	$451.8	$74.6
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	210.1	182.9
Depreciation	59.6	57.6
Impairment of goodwill and other intangible assets	—	265.8
Stock-based compensation expense	33.7	30.9
Loss on equity method investments	—	127.1
Foreign currency transaction losses, net	4.9	12.8
Non-cash adjustments to carrying value of LIFO inventories	11.6	10.3
Other non-cash adjustments	3.1	4.8
Changes in assets and liabilities:
Receivables	5.3	38.3
Inventories	(76.7)	(86.0)
Accounts payable	(68.3)	(44.2)
Accrued liabilities	(39.5)	(50.6)
Other assets and liabilities, net	(100.0)	(122.2)
Net cash provided by operating activities	495.6	502.1
Cash Flows Used In Investing Activities:
Capital expenditures	(63.3)	(69.0)
Net cash paid in acquisitions	(162.0)	(210.4)
Proceeds from disposals of property, plant and equipment	5.0	—
Net cash used in investing activities	(220.3)	(279.4)
Cash Flows Used In Financing Activities:
Purchases of treasury stock, including excise tax payments	(338.8)	(510.7)
Cash dividends on common shares	(15.7)	(16.1)
Proceeds from stock option exercises	17.7	9.1
Payments of deferred and contingent acquisition consideration	(5.8)	(2.8)
Other financing	(1.5)	(2.6)
Net cash used in financing activities	(344.1)	(523.1)
Effect of exchange rate changes on cash and cash equivalents	(6.5)	69.8
Net decrease in cash and cash equivalents	(75.3)	(230.6)
Cash and cash equivalents, beginning of period	1,248.8	1,541.2
Cash and cash equivalents, end of period	$1,173.5	$1,310.6

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2026	2025	2026	2025
Revenues	$2,048.8	$1,887.9	$3,896.0	$3,604.7
Adjusted EBITDA	$519.9	$509.4	$989.0	$969.1
Adjusted EBITDA Margin	25.4%	27.0%	25.4%	26.9%
Free Cash Flow	$268.9	$210.4	$432.3	$433.1
Free Cash Flow Margin	13.1%	11.1%	11.1%	12.0%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME ATTRIBUTABLE TO INGERSOLL RAND INC. AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2026	2025	2026	2025
Net Income (Loss)	$258.0	$(113.8)	$451.8	$74.6
Plus:
Provision for income taxes	69.1	21.0	105.2	79.5
Amortization of acquisition related intangible assets	100.4	89.1	205.6	178.1
Impairment of goodwill and other intangible assets	—	265.8	—	265.8
Restructuring and related business transformation costs	3.2	3.4	11.9	8.8
Acquisition and other transaction related expenses and non-cash charges, net	(2.7)	11.8	10.9	21.6
Stock-based compensation	17.8	16.7	33.7	30.9
Foreign currency transaction losses, net	2.7	6.0	4.9	12.8
Loss on equity method investments	—	120.9	—	127.1
Adjustments to LIFO inventories	6.2	7.3	11.6	10.3
Cybersecurity incident costs	—	(1.1)	—	(1.3)
Recovery of acquisition related losses, net	(25.0)	—	(25.0)	—
Other adjustments	0.9	(1.6)	(0.2)	(3.8)
Minus:
Income tax provision, as adjusted	91.3	100.3	166.5	186.0
Adjusted Net Income	339.3	325.2	643.9	618.4
Less: Net income attributable to noncontrolling interest	1.2	1.5	2.9	3.4
Adjusted Net Income Attributable to Ingersoll Rand Inc.	$338.1	$323.7	$641.0	$615.0

Adjusted Basic Earnings Per Share[1]	$0.87	$0.81	$1.65	$1.53
Adjusted Diluted Earnings Per Share[2]	$0.86	$0.80	$1.64	$1.52

Average shares outstanding:
Basic, as reported	389.9	400.5	389.3	401.8
Diluted, as reported	391.9	400.5	391.7	404.9
Adjusted diluted[2]	391.9	403.3	391.7	404.9
1 Basic and diluted earnings per share (as reported) are calculated by dividing net income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2026	2025	2026	2025
Net Income (Loss)	$258.0	$(113.8)	$451.8	$74.6
Plus:
Interest expense	63.3	62.7	127.1	123.9
Provision for income taxes	69.1	21.0	105.2	79.5
Depreciation expense	29.3	27.6	57.6	55.2
Amortization expense	102.6	91.6	210.1	182.9
Impairment of goodwill and other intangible assets	—	265.8	—	265.8
Restructuring and related business transformation costs	3.2	3.4	11.9	8.8
Acquisition and other transaction related expenses and non-cash charges, net	(2.7)	11.8	10.9	21.6
Stock-based compensation	17.8	16.7	33.7	30.9
Foreign currency transaction losses, net	2.7	6.0	4.9	12.8
Loss on equity method investments	—	120.9	—	127.1
Adjustments to LIFO inventories	6.2	7.3	11.6	10.3
Cybersecurity incident costs	—	(1.1)	—	(1.3)
Recovery of acquisition related losses, net	(25.0)	—	(25.0)	—
Interest income on cash and cash equivalents	(5.5)	(8.9)	(10.6)	(19.2)
Other adjustments	0.9	(1.6)	(0.2)	(3.8)
Adjusted EBITDA	$519.9	$509.4	$989.0	$969.1
Minus:
Interest expense	63.3	62.7	127.1	123.9
Income tax provision, as adjusted	91.3	100.3	166.5	186.0
Depreciation expense	29.3	27.6	57.6	55.2
Amortization of non-acquisition related intangible assets	2.2	2.5	4.5	4.8
Interest income on cash and cash equivalents	(5.5)	(8.9)	(10.6)	(19.2)
Adjusted Net Income	$339.3	$325.2	$643.9	$618.4

Free Cash Flow:
Cash flows from operating activities	$295.9	$245.7	$495.6	$502.1
Minus:
Capital expenditures	27.0	35.3	63.3	69.0
Free Cash Flow	$268.9	$210.4	$432.3	$433.1

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2026	2025	2026	2025
Orders
Industrial Technologies and Services	$1,620.7	$1,560.9	$3,178.6	$3,047.9
Precision and Science Technologies	422.2	378.7	842.3	774.0
Total Orders	$2,042.9	$1,939.6	$4,020.9	$3,821.9
Revenue
Industrial Technologies and Services	$1,622.1	$1,491.6	$3,066.6	$2,843.7
Precision and Science Technologies	426.7	396.3	829.4	761.0
Total Revenue	$2,048.8	$1,887.9	$3,896.0	$3,604.7
Segment Adjusted EBITDA
Industrial Technologies and Services	$434.5	$427.2	$820.0	$816.3
Precision and Science Technologies	134.5	116.8	256.4	223.0
Total Segment Adjusted EBITDA	$569.0	$544.0	$1,076.4	$1,039.3
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$49.1	$34.6	$87.4	$70.2
Interest expense	63.3	62.7	127.1	123.9
Depreciation and amortization expense	131.9	119.2	267.7	238.1
Impairment of goodwill and other intangible assets	—	265.8	—	265.8
Restructuring and related business transformation costs	3.2	3.4	11.9	8.8
Acquisition and other transaction related expenses and non-cash charges, net	(2.7)	11.8	10.9	21.6
Stock-based compensation	17.8	16.7	33.7	30.9
Foreign currency transaction losses, net	2.7	6.0	4.9	12.8
Adjustments to LIFO inventories	6.2	7.3	11.6	10.3
Cybersecurity incident costs	—	(1.1)	—	(1.3)
Recovery of acquisition related losses, net	(25.0)	—	(25.0)	—
Interest income on cash and cash equivalents	(5.5)	(8.9)	(10.6)	(19.2)
Other adjustments	0.9	(1.6)	(0.2)	(3.8)
Income Before Income Taxes	327.1	28.1	557.0	281.2
Provision for income taxes	69.1	21.0	105.2	79.5
Loss on equity method investments	—	(120.9)	—	(127.1)
Net Income (Loss)	$258.0	$(113.8)	$451.8	$74.6

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH BY SEGMENT1

	For the Three Month Period Ended June 30, 2026
	Orders	Revenue
Ingersoll Rand
Organic growth	1.6%	4.1%
Impact of foreign currency	1.3%	1.6%
Impact of acquisitions	2.4%	2.8%
Total orders and revenue growth	5.3%	8.5%

Industrial Technologies & Services
Organic growth	0.1%	4.2%
Impact of foreign currency	1.4%	1.7%
Impact of acquisitions	2.3%	2.8%
Total orders and revenue growth	3.8%	8.7%

Precision & Science Technologies
Organic growth	7.4%	3.9%
Impact of foreign currency	1.0%	0.9%
Impact of acquisitions	3.1%	2.9%
Total orders and revenue growth	11.5%	7.7%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.